UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

DATE OF REPORT (Date of earliest event reported): June 27, 2008

001-33635

(Commission file number)

CARDIUM THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	27-0075787
(State of incorporation)	(IRS Employer Identification No.)

3611 Valley Centre Drive, Suite 525 San Diego, California 92130	(858) 436-1000
(Address of principal executive offices)	(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On June 27, 2008, Cardium Therapeutics, Inc., a Delaware corporation (“Cardium”), entered into a Securities Purchase Agreement with an institutional investor that participated in its prior financing for the purchase of 1,625,000 shares, in the aggregate, of its common stock, $0.0001 par value per share, at a purchase price of $2.00 per share, and five year warrants to purchase up to an additional 568,750 shares of its common stock at an exercise price of $2.00 (collectively, the “Financing”). The warrants were fully exercisable when issued.

The Financing closed on June 27, 2008. At closing, Cardium issued the shares and the warrants and received gross proceeds of approximately $3,250,000 (before placement agent fees and offering expenses and excluding any proceeds that Cardium may receive upon exercise of the warrants). Cardium plans to pay off the principal balance on its commercial credit facility out of proceeds, thereby retiring its remaining debt obligations to Life Sciences Capital.

Empire Asset Management Company (“Empire”) acted as financial advisor and the sole placement agent for the Financing pursuant to the terms of a Placement Agent Agreement by and between Cardium and Empire and will receive from the gross proceeds of the Financing a commission equal to approximately $211,250, or 6.5% of the gross proceeds received by Cardium in the Financing, and a warrant to purchase approximately 97,500 shares of Cardium’s common stock, or 6.0% of the number of shares sold in the Financing at an exercise price of $2.29 and otherwise substantially on the same terms as the warrants issued to the purchasers in the Financing. In addition, pursuant to the terms of the Securities Purchase Agreement, Cardium has agreed to reimburse one of the purchasers the amount of $17,500 for such purchaser’s legal fees and expenses.

Pursuant to the terms of the warrants to be issued in the Financing, the exercise price and/or the number of shares issuable upon exercise of the warrants are subject to adjustment in the event of certain specified issuances of equity securities or rights, distributions, or transactions.

The foregoing description of the Securities Purchase Agreement, the warrants, and the Placement Agent Agreement do not purport to be complete and are qualified in their entirety by the forms of warrant attached hereto as Exhibits 4.1 and 4.2, the form of Securities Purchase Agreement attached hereto as Exhibit 10.1, the Placement Agent Agreement attached hereto as Exhibit 10.2, and the Amendment to Placement Agent Agreement attached hereto as Exhibit 10.3, each of which are incorporated herein by reference.

Item 8.01	Other Events.

On June 30, 2008, Cardium issued a press release announcing the Financing. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

4.1	Form of Investor Warrant (issued to the purchasers at the closing of the Financing)

4.2	Form of Placement Agent Warrant (to be issued to Empire)

10.1	Form of Securities Purchase Agreement, dated June 27, 2008, by and between Cardium Therapeutics, Inc. and each purchaser (an agreement on substantially this form was signed by each purchaser in the Financing)

10.2	Placement Agent Agreement dated June 20, 2008, by and between Cardium Therapeutics, Inc. and Empire Asset Management Company

10.3	Amendment to Placement Agent Agreement dated June 27, 2008, by and between Cardium Therapeutics, Inc. and Empire Asset Management Company

99.1	Press Release of Cardium Therapeutics, Inc. issued on June 30, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARDIUM THERAPEUTICS, INC.

Date: June 27, 2008	By:	/s/ Christopher J. Reinhard
Christopher J. Reinhard
Chief Executive Officer